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                                                                  Exhibit (6)(b)


                               December 1, 1998


James M. Rogers
J.J.B. Hilliard, W.L. Lyons, Inc.
Hilliard Lyons Center
Louisville, KY 40202

     Re:  Provident Distributors, Inc.-Distribution Fees

Dear Mr. Rogers:

     This letter services as an agreement between J.J.B Hilliard, W.L. Lyons, Inc. ("Hilliard Lyons") and the Hilliard-Lyons Government Fund, Inc. and Hilliard Lyons Growth Fund, Inc. (together the "Funds") with respect to payment of distribution fees to Provident Distributors, Inc. ("PDI") pursuant to that letter dated December 1, 1998 by and between PDI and Hilliard Lyons.

     In consideration for the approval by the Funds of the Investment Advisory Agreements between each the Funds and Hilliard Lyons, Hilliard Lyons will pay PDI a monthly fee of $2,000, as well as any additional fees or expenses charged by PDI for its services on behalf of the Funds in the ordinary course of business, until the earlier of either the termination of the Investment Advisory Agreements or PDI is no longer acting as the distributor for the Funds.


                              J.J.B. HILLIARD, W.L. LYONS, INC.

                              /s/ JAMES M. ROGERS              Date: 12/1/98
                              -------------------------------
                              James M. Rogers, Executive
                              Vice President and
                              Chief Operating Officer

                              HILLIARD LYONS GOVERNMENT FUND

                              /s/ JOSEPH C. CURRY, JR.         Date: 12/1/98
                              -------------------------------
                              Joseph C. Curry, Jr., President

                              HILLIARD LYONS GROWTH FUND, INC.

                              /s/ JOSEPH C. CURRY, JR.         Date: 12/1/98
                              -------------------------------
                              Joseph C. Curry, Jr., Secretary
                              and Treasurer